Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
    I, Jayshree Ullal, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Arista Networks, Inc. on Form 10-Q for the quarter ended September 30, 2020, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Arista Networks, Inc.
    Date: November 2, 2020

By:	/s/ JAYSHREE ULLAL
Name:	Jayshree Ullal
Title:	President, Chief Executive Officer and Director
(Principal Executive Officer)

    I, Ita Brennan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Arista Networks, Inc. on Form 10-Q for the quarter ended September 30, 2020, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Arista Networks, Inc.
    Date: November 2, 2020

By:	/s/ ITA BRENNAN
Name:	Ita Brennan
Title:	Chief Financial Officer
(Principal Accounting and Financial Officer)